Exhibit 10.4

EXECUTION VERSION

PLEDGE AGREEMENT

dated and effective as of

May 24, 2012,

among

EP ENERGY LLC
(f/k/a Everest Acquisition LLC),

each Subsidiary of EP Energy LLC identified herein,

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

THIS PLEDGE AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE SENIOR LIEN INTERCREDITOR AGREEMENT (AS DEFINED HEREIN), AS SET FORTH MORE FULLY IN SECTION 5.15 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE SENIOR LIEN INTERCREDITOR AGREEMENT.

TABLE OF CONTENTS

		Page

	ARTICLE I.

	DEFINITIONS

SECTION 1.01.	Credit Agreement	2
SECTION 1.02.	Other Defined Terms	2

	ARTICLE II.

	PLEDGE OF EQUITY INTERESTS

SECTION 2.01.	Pledge	6
SECTION 2.02.	Delivery of the Pledged Stock	6
SECTION 2.03.	Representations, Warranties and Covenants	6
SECTION 2.04.	Registration in Nominee Name; Denominations	8
SECTION 2.05.	Voting Rights; Dividends and Interest, etc.	8

	ARTICLE III.

	[RESERVED.]

	ARTICLE IV.

	REMEDIES

SECTION 4.01.	Remedies upon Default	10
SECTION 4.02.	Application of Proceeds	11
SECTION 4.03.	Securities Act, etc.	12

	ARTICLE V.

	MISCELLANEOUS

SECTION 5.01.	Notices	12
SECTION 5.02.	Security Interest Absolute	13
SECTION 5.03.	Limitation by Law	13
SECTION 5.04.	Binding Effect; Several Agreement	13
SECTION 5.05.	Successors and Assigns	13
SECTION 5.06.	Agent’s Fees and Expenses; Indemnification	14
SECTION 5.07.	Agent Appointed Attorney-in-Fact	14
SECTION 5.08.	GOVERNING LAW	15
SECTION 5.09.	Waivers; Amendment	15
SECTION 5.10.	Severability	16
SECTION 5.11.	Counterparts	16

i

		Page

SECTION 5.12.	Headings	16
SECTION 5.13.	Termination or Release	16
SECTION 5.14.	Additional Subsidiaries	17
SECTION 5.15.	Subject to Senior Lien Intercreditor Agreement	18
SECTION 5.16.	Second-Priority Lien Obligations Documents	18
SECTION 5.17.	Right of Set-Off	18

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock

Exhibits

Exhibit I	Form of Supplement to the Pledge Agreement

ii

This PLEDGE AGREEMENT dated and effective as of May 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among EP ENERGY LLC (f/k/a Everest Acquisition LLC), a Delaware limited liability company (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I hereto and each Subsidiary of the Borrower that becomes a party hereto after the date hereof (each, a “Subsidiary Party”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Agent” or the “Collateral Agent”) for the Secured Parties.

WHEREAS, pursuant to the Credit Agreement, dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among EPE Holdings LLC (“Holdings”), the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time parties thereto, the Borrower will from time to time incur loans and letter of credit obligations;

WHEREAS, (1) pursuant to the Indenture, dated as of April 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) among the Borrower and Everest Acquisition Finance Inc., as co-issuers (the “Co-Issuers”), each Subsidiary of the Borrower from time to time party thereto, and Wilmington Trust, National Association, as trustee (the “Trustee”), the Co-Issuers are issuing 6.875% Senior Secured Notes due 2019 (together with any and all exchange notes and/or additional notes issued pursuant to the Indenture, collectively the “Notes”) and (2) pursuant to the Term Loan Agreement, dated as of April 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the lenders and agents party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (in such capacity, the “Term Loan Agent”), the Borrower is incurring Loans (as defined therein, the “Term Loans”);

WHEREAS, the Notes, the Term Loans and any Other Second-Priority Lien Obligations are and will be secured on a first-priority, pari passu basis by the Collateral and, on the date hereof, Citibank, N.A., as Second Lien Agent, the Term Loan Agent and the Trustee are entering into the Pari Passu Intercreditor Agreement (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), which sets forth the rights and remedies of the Second-Priority Lien Obligations Secured Parties in the Collateral as amongst each other;

WHEREAS, pursuant to the Pledge Agreement, dated as of May 24, 2012, among the Pledgors and Citibank, N.A., the Pledgors have granted to Citibank, N.A., as the Second Lien Agent, a first-priority lien and security interest in the Collateral to secure their obligations under the Second-Priority Lien Obligations Documents;

WHEREAS, pursuant to the Senior Lien Intercreditor Agreement dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Senior Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as RBL Facility Agent and the Applicable First Lien Agent, Citibank, N.A., as the Term Facility Agent, the Senior Secured Notes Collateral Agent and the Applicable Second Lien Agent (as each such terms are defined in the Senior Lien Intercreditor Agreement), Wilmington Trust, National Association, as Trustee under the Indenture, EP Energy LLC, the Subsidiaries of EP Energy LLC

named therein and the other parties thereto, the liens upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the liens upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Second-Priority Lien Obligations Documents.

WHEREAS, each Pledgor is executing and delivering this Agreement pursuant to the terms of the Credit Agreement to induce the Lenders to extend credit;

WHEREAS, the Subsidiary Parties are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit thereunder.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01.           Credit Agreement.

(a)                                 Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms referred to herein that are defined in Article 9 of the New York UCC and not defined in this Agreement have the meanings specified in Article 9 of the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC. If the Second-Priority Lien Obligations Termination Date has occurred, a reference in this Agreement to the Applicable Second Lien Agent shall, unless the context requires otherwise, be construed as a reference to the Agent and this Agreement shall be interpreted accordingly.

(b)                                 The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.           Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agent” means the party named as such in this Agreement until a successor replaces it and, thereafter, means such successor.

“Agreement” has the meaning assigned to such term in the recitals hereto.

“Applicable Agent” means the Applicable Second Lien Agent (or, if the Second-Priority Lien Obligations Termination Date has occurred, the Agent).

“Applicable Second Lien Agent” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral” means the Pledged Stock.

“Collateral Agent” means the party named as such in this Agreement until a successor replaces it and, thereafter, means such successor.

“Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Discharge” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

”Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Egypt Purchase Agreement” shall mean the Share Purchase Agreement, dated as of April 27, 2012, by and among the Borrower and El Paso Preferred Holdings Company, as sellers, and TransGlobe Petroleum International Inc., as purchaser.

“Excluded Securities” means:

(a)         any Equity Interests with respect to which, in the reasonable judgment of the Applicable Agent and the Borrower evidenced in writing, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom;

(b)         solely in the case of any pledge of Equity Interests of any Foreign Corporate Subsidiary (in each case, that is owned directly by the Borrower or a Subsidiary Party) to secure the Obligations, any Equity Interest that is Voting Stock of such Foreign Corporate Subsidiary in excess of 65% of the outstanding Equity Interests of such class (such percentages to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary);

(c)          any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law;

(d)         any Equity Interests of any Subsidiary that is not a Wholly-Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable organizational documents, joint venture agreement or shareholder agreement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a Wholly-Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a Wholly-Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law);

(e)          any Equity Interests of (i) any Immaterial Subsidiary and (ii) any Unrestricted Subsidiary;

(f)           any Equity Interests of any Subsidiary of a Foreign Subsidiary;

(g)          any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in writing delivered to the Agent;

(h)         any Equity Interests set forth on Schedule 1.1(b) of the Credit Agreement which have been identified on or prior to the Closing Date in writing to the Agent by an Authorized Officer of the Borrower and agreed to by the Agent;

(i)             any “Margin Stock”, as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America;

(j)            any Equity Interests at any time that is not then subject to a Lien securing the Second-Priority Lien Obligations at such time; and

(k)         any Equity Interests of El Paso E&P S. Alamein Cayman Company; provided that if the sale of such Equity Interests pursuant to the Egypt Purchase Agreement has not been consummated by the 91st day after the date hereof, subject to the other clauses of the definition of Excluded Securities, such Equity Interests shall no longer be Excluded Securities.

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Indemnitee” has the meaning assigned to such term in Section 5.06.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Other Second-Priority Lien Obligations” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Pari Passu Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Permitted Liens” means Liens that are not prohibited by the Credit Agreement.

“Pledged Securities” means any stock certificates or other certificated securities now or hereafter included in the Pledged Stock, including all certificates, instruments or other documents representing or evidencing any Pledged Stock.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Pledgor” shall mean the Borrower and each Subsidiary Party.

“Second Lien Agent” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Second-Priority Lien Obligations” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Second-Priority Lien Obligations Documents” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Second-Priority Lien Obligations Secured Parties” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Second-Priority Lien Obligations Termination Date” means, subject to the Senior Lien Intercreditor Agreement, the date on which the Discharge of Second-Priority Lien Obligations occurs; provided that if, at any time after the Second-Priority Lien Obligations Termination Date, the Discharge of Second-Priority Lien Obligations is deemed not to have occurred under the Senior Lien Intercreditor Agreement, the Second-Priority Lien Obligations Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Second-Priority Lien Obligations as a result of the occurrence of such first Discharge of Second-Priority Lien Obligations).

“Senior Lien Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Term Loan” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Trustee” has the meaning assigned to such term in the recitals of this Agreement.

ARTICLE II.

Pledge of Equity Interests

SECTION 2.01.                         Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests in each first-tier Foreign Subsidiary directly owned by it (which such Equity Interests constituting Pledged Stock as of the date hereof shall be listed on Schedule II) and any other Equity Interests in a first-tier Foreign Subsidiary obtained in the future by such Pledgor and any certificates representing all such Equity Interests; provided that the pledged Equity Interests shall not include any Excluded Securities; (b) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 2.05, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Stock”).

TO HAVE AND TO HOLD the Pledged Stock, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02.                         Delivery of the Pledged Stock.

(a)                                 Each Pledgor agrees promptly (and in any event within 45 days after the acquisition (or such longer time as the Applicable Agent shall permit in its reasonable discretion)) to deliver or cause to be delivered to the Applicable Agent, for the benefit of the Secured Parties, any and all Pledged Securities.

(b)                                 Upon delivery to the Applicable Agent, any Pledged Securities required to be delivered pursuant to the foregoing paragraph (a) of this Section 2.02 shall be accompanied by stock powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the Applicable Agent and by such other instruments and documents as the Applicable Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03.                         Representations, Warranties and Covenants. Each Pledgor represents and warrants to, and covenants with, the Agent, for the benefit of the Secured Parties, that:

(a)                                 Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests of each Foreign Subsidiary directly owned by each Pledgor on the date hereof, other than the Excluded Securities;

(b)                                 the Pledged Stock, to the best of each Pledgor’s knowledge, have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c)                                  except for the security interests granted hereunder (and those securing Second-Priority Lien Obligations), each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Stock, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens, and (iv) subject to the rights of such Pledgor under the Credit Documents to dispose of Pledged Stock, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)                                 other than as set forth in the Credit Agreement or the schedules thereto or in the Second-Priority Lien Obligations Documents and except for restrictions and limitations imposed by the Credit Documents, the Second-Priority Lien Obligations Documents or securities laws generally, the Pledged Stock is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e)                                  each Pledgor has the power and authority to pledge the Pledged Stock pledged by it hereunder in the manner hereby done or contemplated;

(f)                                   other than as set forth in the Credit Agreement or the schedules thereto or in the Second-Priority Lien Obligations Documents, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)                                  by virtue of the execution and delivery by the Pledgors of this Agreement and the Senior Lien Intercreditor Agreement, when any Pledged Stock is delivered to the Applicable Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Senior Lien Intercreditor Agreement, and a financing statement in respect of the Pledged Stock is filed in the appropriate filing office, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected (except for any Equity Interests with respect to which, in the reasonable judgment of the Applicable Agent and the Borrower evidenced in writing delivered to the

Agent, the costs or other consequences of perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom) lien upon and security interest in such Pledged Stock, subject only to Permitted Liens, as security for the payment and performance of the Obligations;

(h)                                 the pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of the Agent in the Pledged Stock as set forth herein; and

(i)                                     if the sale of the Equity Interests of El Paso E&P S. Alamein Cayman Company pursuant to the Egypt Purchase Agreement has not been consummated by the 91st day after the date hereof, the Borrower shall, within 10 Business Days following such 91st day, file a financing statement in respect of such Equity Interests in the appropriate state filing office so that the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Equity Interests, subject only to Permitted Liens, as security for the payment and performance of the Obligations.

SECTION 2.04.                           Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, (a) the Applicable Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent), or the name of the applicable Pledgor, endorsed or assigned in blank in favor of the Applicable Agent, and (b) each Pledgor will promptly give to the Applicable Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Applicable Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Applicable Agent, pursuant to this Section 2.04, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 2.05.                           Voting Rights; Dividends and Interest, etc.

(a)                                 Unless and until an Event of Default shall have occurred and be continuing and the Applicable Agent shall have given notice to the relevant Pledgors of the Applicable Agent’s intention to exercise its rights hereunder:

(i)                       Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Stock or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Credit Documents; provided that such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Credit Document or the ability of the Secured Parties to exercise the same.

(ii)                    The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)                 Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Stock to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents, and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Stock or received in exchange for Pledged Stock or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Stock, and, if received by any Pledgor, shall be promptly (and in any event within 45 days of their receipt (or such longer time as the Applicable Agent shall permit in its reasonable discretion)) delivered to the Applicable Agent, for the benefit of the Secured Parties, in the same fore as so received (endorsed in a manner reasonably satisfactory to the Applicable Agent).

(b)                                 After the occurrence and during the continuance of an Event of Default and upon notice by the Applicable Agent to the relevant Pledgors of the Applicable Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Applicable Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Applicable Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Applicable Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Agent). Any and all money and other property paid over to or received by the Applicable Agent pursuant to the provisions of this paragraph (b) shall be retained by the Applicable Agent in an account to be established by the Applicable Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Applicable Agent a certificate to that effect, the Applicable Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default and after notice by the Applicable Agent to the relevant Pledgors of the Applicable Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Applicable Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Applicable Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Applicable Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Applicable Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Applicable Agent under paragraph (a)(ii) of this Section 2.05, shall in each case be reinstated.

(d)                                 Any notice given by the Applicable Agent to the Pledgors suspending their rights under paragraph (a) of this Section 2.05 (i) shall be in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Applicable Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Applicable Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

[Reserved.]

ARTICLE IV.

Remedies

SECTION 4.01.                           Remedies upon Default. Subject to the Senior Lien Intercreditor Agreement and applicable Requirements of Law, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Applicable Agent on demand and it is agreed that the Applicable Agent shall have the right generally to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law and subject to the terms and conditions of the Senior Lien Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02.                           Application of Proceeds. Subject to the terms of the Senior Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in accordance with Section 11 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03.                           Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Stock, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Stock permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Applicable Agent if the Applicable Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Applicable Agent in any attempt to dispose of all or part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Applicable Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Applicable Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price that the Applicable Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Applicable Agent sells.

ARTICLE V.

Miscellaneous

SECTION 5.01.                           Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.2 of the Credit Agreement (whether or not then in effect), as such address may be changed by written notice to the Agent and the Borrower. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 13.2 of the Credit Agreement (whether or not then in effect).

SECTION 5.02.                           Security Interest Absolute. All rights of the Agent hereunder, the security interest in the Pledged Stock and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03.                           Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

SECTION 5.04.                           Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09.

SECTION 5.05.                           Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Agent hereunder shall at all times be the same person that is the “Collateral Agent” under the Credit Agreement. Written notice of resignation by the “Collateral Agent” pursuant to the Credit Agreement shall also constitute notice of resignation as the Agent under this Agreement. Upon the acceptance of any appointment as the “Collateral Agent” under the Credit Agreement by a successor “Collateral Agent”, that successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto.

SECTION 5.06.                           Agent’s Fees and Expenses; Indemnification.

(a)                                 The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 13.5 of the Credit Agreement.

(b)                                 Without limitation of its indemnification obligations under the other Credit Documents, each Pledgor jointly and severally agrees to indemnify the Agent and the other Persons entitled to indemnification under Section 13.5 of the Credit Agreement (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsels), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby (including in connection with the appointment of any successor Agent in accordance with the applicable Credit Documents and in connection with any filings, registrations or any other actions to be taken to reflect the security interest of such successor Agent), (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or any Pledgor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Credit Document by the Indemnitee or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Agent in its capacity as such).

(c)                                  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor.

SECTION 5.07.                           Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case subject to the Senior Lien Intercreditor Agreement and after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend or distribution payment in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 5.08.                           GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.

(a)                                 THE TERMS OF SECTIONS 13.12, 13.13 AND 13.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

(b)                                 EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESSIN THE MANNER PROVIDED IN SECTION 5.01. NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 5.09.                           Waivers; Amendment.

(a)                                 No failure or delay by the Agent, any Issuing Bank, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent, any Issuing Bank, the Lenders or any other Secured Party hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent, any Lender, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 13.1 of the Credit Agreement and except as otherwise provided in the Senior Lien Intercreditor Agreement. The Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c)                                  For the purpose of Section 5.09(b) above, the Agent shall be entitled to rely upon any document believed by it to be genuine and to have been signed or presented by the proper person and the Agent need not investigate any fact or matter stated in the document. At any time that the Borrower desires that this Agreement be amended as provided in Section 5.09(b) above, the Borrower shall deliver to the Agent a certificate signed by an officer of the Borrower stating that the amendment of this Agreement is permitted pursuant to Section 5.09(b) above.

SECTION 5.10.                           Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.11.                           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5.12.                           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.13.                           Termination or Release.

(a)                                 This Agreement, the pledges made herein and all other security interests granted hereby, and all other Security Documents securing the Obligations, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors, as of the date when all the Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full or defeased in cash or immediately available funds and the Lenders and any other Secured Parties have no further commitment to lend under the Credit Agreement, the aggregate Total Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)                                 A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Restricted Subsidiary or such Subsidiary is released from its Subsidiary Guarantee and from its Subsidiary guarantees of all Credit Documents or otherwise ceases to be a Subsidiary Guarantor, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Subsidiary Party.

(c)                                  (i) Upon any sale or other transfer by any Pledgor of any Collateral that is not prohibited by the Credit Agreement to any person that is not a Pledgor (including in connection with a Casualty Event), or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d)                                 If any of the Collateral shall become subject to the release provision set forth in Section 2.05(b) of the Senior Lien Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

(e)                                  In respect of any assets or property constituting Collateral, such Collateral shall be released from the security interest created hereunder upon the release of the security interest in such assets or property securing any Second-Priority Lien Obligations, other than in connection with a Discharge of Second-Priority Lien Obligations.

(f)                                   A Subsidiary Party shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 13.17 of the Credit Agreement, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Subsidiary Party.

(g)                                  In connection with any termination or release pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 5.13, the Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Stock that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to paragraph (a), (b), (c), (d) or (e) above, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents or the Senior Lien Intercreditor Agreement.

SECTION 5.14.                           Additional Subsidiaries. Upon execution and delivery by the Agent and any Subsidiary that is required to become a party hereto by Section 9.11 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 5.15.                           Subject to Senior Lien Intercreditor Agreement.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to the Second Lien Agent pursuant to the Pledge Agreement, dated as of May 24, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the “Pledgors” referred to therein, in favor of the Second Lien, as collateral agent for the Second-Priority Lien Obligations Secured Parties, and (ii) the exercise of any right or remedy by the Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the limitations and provisions of the Senior Lien Intercreditor Agreement. In the event of any conflict between the terms of the Senior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Senior Lien Intercreditor Agreement shall govern.

SECTION 5.16.                           Second-Priority Lien Obligations Documents.

The Agent acknowledges and agrees, on behalf of itself and any Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the Second-Priority Lien Obligations Termination Date, the Pledgors shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the Applicable Second Lien Agent has a Lien superior in priority to the Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Second-Priority Lien Obligations Documents.

SECTION 5.17.                           Right of Set-Off.

If an Event of Default shall have occurred and be continuing, each Lender, the Agent and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, the Agent or such Issuing Bank, irrespective of whether or not such Lender, the Agent or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender, the Agent and Issuing Bank under this Section 5.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Agent and such Issuing Bank may have. Notwithstanding anything to the contrary contained herein, no Secured Party or any of its respective Affiliates shall have a right to set off and apply any deposits held by, or other Indebtedness owing by, such Secured Party or any of its Affiliates to or for the credit or the account of any Subsidiary of a Credit Party that (i) is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (ii) is a Subsidiary of a Person described in clause (i), unless (in either case) such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Secured Party agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Secured

Party; provided that the failure to give such notice shall not affect the validity of such set-off and application.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EP ENERGY LLC (f/k/a EVEREST ACQUISITION LLC)

EVEREST ACQUISITION FINANCE INC.

EP ENERGY GLOBAL LLC (f/k/a EP ENERGY, L.L.C)

EP ENERGY PREFERRED HOLDINGS COMPANY, L.L.C. (f/k/a EL PASO PREFERRED HOLDINGS COMPANY)

MBOW FOUR STAR, L.L.C. (f/k/a MBOW FOUR STAR CORPORATION)

EP ENERGY MANAGEMENT, L.L.C. (f/k/a EL PASO EXPLORATION & PRODUCTION MANAGEMENT, INC.)

EL PASO PRODUCTION OIL & GAS GATHERING COMPANY, L.L.C.

EL PASO PRODUCTION RESALE COMPANY, L.L.C.

EL PASO E&P COMPANY, L.P.

CRYSTAL E&P COMPANY, L.L.C.

By:	/s/ Kyle McCuen
	Name:	Kyle McCuen
	Title:	Vice President & Treasurer

Signature Page to Pledge Agreement (Second Lien — US)

EPE NOMINEE CORP.

By:	/s/ Kyle McCuen
	Name:	Kyle McCuen
	Title:	Vice President & Treasurer

Signature Page to Pledge Agreement (Second Lien — US)

EL PASO BRAZIL, L.L.C.

By:	/s/ Antonio J. de Pinho
	Name:	Antonio J. de Pinho
	Title:	President

Signature Page to Pledge Agreement (Second Lien — US)

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Authorized signor

[Signature Page — Second Lien Pledge Agreement]

Exhibit I

to the Pledge Agreement

SUPPLEMENT NO.            dated as of                                  (this “Supplement”), to the Pledge Agreement dated as of May 24, 2012 (as heretofore amended and/or supplemented, the “Pledge Agreement”), among EP ENERGY LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary Party party thereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties.

A.            Reference is made to the Credit Agreement dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Agent and the other parties named therein.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Pledge Agreement referred to therein.

C.            The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit. Section 5.14 of the Pledge Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Pledge Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued .

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1.                            In accordance with Section 5.14 of the Pledge Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Pledge Agreement shall be deemed to include the New Subsidiary. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.                            This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Stock of the New Subsidiary as of the date hereof and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number as of the date hereof.

SECTION 5.                            Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.                         THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.                            In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pledge Agreement.

SECTION 9.                            The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

2

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

3

Schedule I

to Supplement No.   to the

Pledge Agreement

Pledged Stock of the New Subsidiary

EQUITY INTERESTS

Number of Issuer		Number and Class of	Percentage of
Certificate	Registered Owner	Equity Interests	Equity Interests

Pledge Agreement

EP Energy, JPMorgan

Schedule I

Subsidiary Parties

State of
Name of Entity	Incorporation

Everest Acquisition Finance Inc.	Delaware

EP Energy Global LLC (f/k/a EP Energy, L.L.C.)	Delaware

El Paso Brazil, L.L.C.(1)	Delaware

EP Energy Preferred Holdings Company, L.L.C. (f/k/a El Paso Preferred Holdings Company)	Delaware

MBOW Four Star, L.L.C. (f/k/a MBOW Four Star Corporation)	Delaware

EP Energy Management, L.L.C. (f/k/a El Paso Exploration & Production Management, Inc.)	Delaware

El Paso Production Resale Company, L.L.C.(2)	Delaware

El Paso Production Oil & Gas Gathering Company, L.L.C.(3)	Delaware

El Paso E&P Company, L.P.(4)	Delaware

EPE Nominee Corp.	Delaware

Crystal E&P Company, L.L.C.	Delaware

(1) “El Paso Brazil, L.L.C.” will change its name to “EP Energy Brazil, L.L.C.” on or around June 1, 2012.

(2) “El Paso Production Resale Company, L.L.C.” will change its name to “EP Energy Resale Company, L.L.C.” on or around June 1, 2012.

(3) “El Paso Production Oil & Gas Gathering Company, L.L.C.” will change its name to “EP Energy Gathering Company, L.L.C.” on or around June 1, 2012.

(4) “El Paso E&P Company, L.P.” will change its name to “EP Energy E&P Company, L.P.” on or around June 1, 2012.

Pledge Agreement

EP Energy, JPMorgan

Schedule II

Pledged Stock

				Percentage of
		Jurisdiction of	Number and Class	Equity Interests	Number of Issuer
Registered Owner	Name of Issuer	Issuer	of Equity Interests	Pledged	Certificate

El Paso Brazil, L.L.C.(5)	UnoPaso Exploracao e Producao de Petroleo e Gas Ltda.(6)	Brazil	Brazil limited liability company quota	99.99%	N/A

El Paso Brazil, L.L.C.(7)	El Paso Brazil Holdings Company(8)	Cayman Islands	Cayman Islands exempted company interest	100%	N/A

El Paso Brazil, L.L.C.(9)	El Paso Oleo e Gas do Brasil Ltda.(10)	Brazil	Brazil limited liability company quota	99.80%	N/A

(5) “El Paso Brazil, L.L.C.” will change its name to “EP Energy Brazil, L.L.C.” on or around June 1, 2012.

(6) “UnoPaso Exploracao e Producao de Petroleo e Gas Ltda.” will change its name to “EP Energia Pescada Ltda.” on or around June 1, 2012.

(7) “El Paso Brazil, L.L.C.” will change its name to “EP Energy Brazil, L.L.C.” on or around June 1, 2012.

(8) “El Paso Brazil Holdings Company” will change its name to “EP Energy Brazil Holdings Company” on or around June 1, 2012.

(9) “El Paso Brazil, L.L.C.” will change its name to “EP Energy Brazil, L.L.C.” on or around June 1, 2012.

(10) “El Paso Oleo e Gas do Brasil Ltda.” will change its name to “EP Energia do Brasil Ltda.” on or around June 1, 2012.